Exhibit 24

SPECIAL POWER OF ATTORNEY

The undersigned constitutes and appoints J. Brandon Black, Paul Grinberg and Robin R. Pruitt, and each of them, his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission by Encore Capital Group, Inc., a Delaware corporation, together with any and all amendments to such Form 10-K, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

February 7, 2008	/s/ CARL C. GREGORY, III Carl C. Gregory, III

January 28, 2008	/s/ TIMOTHY J. HANFORD Timothy J. Hanford

February 8, 2008	/s/ GEORGE LUND George Lund

January 30, 2008	/s/ RICHARD A. MANDELL Richard A. Mandell

January 30, 2008	/s/ WILLEM MESDAG Willem Mesdag

February 15, 2008	/s/ JOHN J. OROS John J. Oros

January 30, 2008	/s/ CHRISTOPHER TEETS Christopher Teets

January 31, 2008	/s/ WARREN WILCOX Warren Wilcox